Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated March 14, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the 2011 Annual Report to Shareholders on Form 10 K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, British Columbia

April 5, 2012